UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: August 27, 2007

SUNVESTA, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)

000-28731 (Commission File Number)	98-0211356 (IRS Employer Identification Number)

Thomas Meier, Chief Executive Officer
Zugerstrasse 76b, CH-6341-Baar, Switzerland

(Address of principal executive offices)

011 41 43 388 40 60
(Registrant’s telephone number, including area code)

OPENLiMiT, INC.

Zugerstrasse 76b, CH-6341 Baar, Switzerland
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

                       Page

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	3

PART I	3
Description of Business	3
Business	3
Governmental and Environmental Regulation	8
Competition	9
Marketability	9
Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts	10
Marketing and Advertising Methods	10
Dependence on Major Customers or Suppliers	10
Research and Development	10
Employees	10
Risk Factors	10
Reports to Security Holders	12
Management's Plan of Operation	12
General	12
Results of Operations	12
Income Tax Benefit (Expense)	13
Impact of Inflation	13
Capital Expenditures	13
Liquidity and Capital Resources	13
Off Balance Sheet Arrangements	14
Critical Accounting Policies	14
Recent Accounting Pronouncements	15
Going Concern	17
Description of Property	17
Security Ownership of Certain Beneficial Owners and Management	18
Directors, Executive Officers, Promoters and Control Persons	18
Executive Compensation	21
Certain Relationships and Related Transactions	22
Description of Securities	22
PART II	23
Market Price of and Dividends on the Registrant's Common Equity and Other Shareholder Matters	23
Legal Proceedings	24
Changes in and Disagreements with Accountants	24
Recent Sales of Unregistered Securities	24
Indemnification of Officers and Directors	24
PART F/S	25
PART III	25

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES	25

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT	26

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS	27

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS	27

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	27

SIGNATURES	29

As used in this current report on Form 8-K, the terms “Corporation,” “we,” “our,” and “us” refer to SunVesta, Inc. and ZAG Holdings AG on a consolidated basis except as otherwise indicated. The term “ZAG” refers to ZAG Holdings AG. The term “Agreement” refers to the Securities Exchange Agreement and Plan of Exchange dated June 19, 2007.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 27, 2007, the Corporation acquired ZAG as a wholly owned subsidiary, pursuant to the closing of the Agreement. The Agreement, entered into on June 19, 2007 by the Corporation and ZAG provided for the acquisition of 100% ownership of SunVesta in exchange for an aggregate of 21,000,000 shares (post reverse split, effective August 27, 2007) of our common stock and the fulfillment of certain conditions on or before closing. The Agreement was approved on August 10, 2007 by the vote of approximately 56% of our shareholders as of July 10, 2007.

PART I

DESCRIPTION OF BUSINESS

Business

Organization

ZAG was incorporated under the laws of Switzerland on December 18, 2001 and is domiciled in Zug, Switzerland. In January of 2005, ZAG focused its business operations on investing in the development of luxury real estate for the hospitality industry. ZAG intends to develop luxury hotels and resorts in emerging and traditional tourist destinations that will offer private residence clubs and fractional ownership opportunities with international membership privileges.

ZAG operates through its wholly-owned subsidiary, Sunvesta Projects and Management AG, a Swiss incorporated company and Rich Land Investments Limitada, a Costa Rica incorporated company. Wholly owned subsidiaries, Sunvesta Turistik Yatririm VE and Sunvesta Costa Rica Marketing & Sales Ltda. are currently dormant.

ZAG’s principal executive offices are located at Seestrasse 97, Oberrieden, Switzerland CH-8942 and its telephone number is 011 41 43 388 40 60.

Introduction

ZAG will concentrate initially on offering luxury hotel products located in attractive, top-class coastal vacation destinations in countries such as Costa Rica, Vietnam and Turkey that are fast emerging as popular tourist destinations. Building on the anticipated success of its initial offerings, ZAG intends to extend its innovative program of private residence clubs and fractional ownership to traditional tourist destinations in order to attract business, sports and shopping travelers. Ultimately, SunVesta intends to develop at least one exclusive luxury hotel and resort in the top vacation destination on each continent in addition to at least five world-class locations that will serve as city boutique and mountain resort hotels.

SunVesta’s initial real estate development is to be constructed on 8.5 hectares of land that includes a concession to build an exclusive resort & spa hotel with a luxury private residence club on prime land located in Guanacaste, Costa Rica. Guanacaste has long been considered the most beautiful of Costa Rica’s provinces. ZAG purchased the land and the concession by acquiring all of the common stock of Rich Land Investments Limitada through a series of incremental payments in the aggregate of $7,000,000 between May of 2006 and September of 2007.

The construction of the $120 million SunVesta Papagayo Princess Resort is expected to start in the spring of 2008, to be completed late in 2009.

Business Considerations

Country specific conditions are taken into account when fractional ownership properties are considered for development. The main variable factor is the definition of the right of use that can range from temporary renting or leasing assignments to ownership-like securitization, from built-in taking-back and buy-back options or refund terms including capital reimbursement to indefinite ownership transfers.

ZAG intends to direct its investment priority towards emerging market countries with beneficial land acquisition costs and the foreseeable development of tourism, in countries such as Costa Rica, Vietnam and Turkey. More basic considerations as to where to develop properties include the stability of local political conditions, geologically useful cultivability, and types of destinations that attract a five-star clientele. Each potential investment is first compared against a validation checklist and then, if warranted, subjected to a substantial due diligence process. Since location is key to the success of any tourist based luxury real estate project each development is carefully considered during the eligibility process. ZAG also intends to consider projects in fully developed tourist areas. Promising development opportunities often arise from luxury real estate developments driven into foreclosure or sold at auction.

SunVesta Fractional

ZAG is developing a high-end luxury resort complex composed of a traditional hotel operation and villas to be sold within the framework of a fractional program as a private residence club.

Distribution Channels

ZAG intends to utilize traditional and existing third party distribution channels. ZAG is in the process of identifying experienced business-partners, to achieve best sales results. The selection of third party contractors will be made according to geographical and demographical requirements. For example: ZAG will focus on engaging contract sales organizations to market the SunVesta Papagayo Princess Resort in Costa Rica from the United States, Canada, Central and South America.

Other prospective distribution channels are:

▪	Large and strong real estate brokers

▪	Travel agencies

▪	Asset managers and insurance brokers

▪	Specialized brokers for residence clubs, destination clubs and high-end fractional interests

▪	Hotel management companies

▪	Direct Sales at the resort through SunVesta and/or the hotel management company

▪	Fractional Interest Market - Key Findings

(Source of the following information: “2006 Fractional Interest” by Northcourse)

Industry Size

▪

As of March 2005, some 170 fractional interest resorts that had begun sales prior to December 31, 2004 have been identified. The majority of fractional resorts are located in the U.S. (142), followed by Canada (16), Mexico (5), the Caribbean (4) and three in other locations. These counts include only significant offerings, and not properties with only a handful of units. Also excluded in this count are “destination clubs”, as defined in a following section.

▪

Fractional interest resorts may be arbitrarily classified by aggregate retail sales price per unit, including 93 resorts in the “traditional fractional interest” tier at less than $500 per square foot, 40 in the “high-end fractional” (HFI’s) tier at $500 to $999 per square foot, and 37 “Private Residence Clubs” (PRC’s) with $1,000 or higher per square foot. HFI’s and PRC’s have shown particularly strong growth in recent years. Among the 72 identified fractional resorts in active sales during 2004, 16 were traditional fractional interests, 27 were HFI’s, and 29 were PRC’s.

▪	Fractional interest resorts in active sales during 2004 offered approximately 2,195 units. Half of these units were offered in PRC’s resorts (52.2%).

▪

Fractional interest sales totaled approximately $1,075 million worldwide during 2004. Included in the total are $625 million in developer sales volume of fractional interests and $450 million in sales volume of destination clubs. This represents a substantial increase to 2003, when fractional interest developers sold an estimated $373 million in new fractional interests and destination clubs sold $140 million in memberships. A continuous market growth of over 30% per year (average) is expected for the next 10 years.

▪	In addition to the above $1,075 million, $31.5 million of resales and $436.7 million of presales were generated in the 2004 for a grand total of over $1.5 billion.

Product Characteristics

▪	Fractional interest resorts exist in four primary types of destinations – ski (52%), golf (23%), beach 20%) and urban (3%).

▪

Fractional interest share sizes range from 1/25 (two weeks of annual ownership) to 1/4 (13 weeks of annual ownership). Among other resorts actively selling in 2004, the average size of traditional fractionals was 1/5, which equates to 9 or 10 weeks of annual ownership. HFI and PRC resorts tended towards smaller fractions, averaging 1/7 and 1/8 shares respectively (6 to 8 weeks of annual ownership).

▪

The average price of a fractional interest was $221,600 in 2004, up from an average of $207,800 in 2003. Prices at PRC resorts averaged $247,000 per fraction, HFI’s $165,000 per fraction and traditional fractional interests $99,200 per fraction. Prices are expected to increase at the same rate for the coming years.

▪

Maintenance fees average $285 per week of annual use for traditional fractional interests, $830 for HFI’s and $1,430 for PRC’s. Fees vary significantly by unit size, resort features, and other characteristics.

▪

The most common reservation methods are rotating priority systems (owners select their choice of weeks based on rotating priority) and rotating calendar systems (weeks assigned each owner change on a pre-determined basis).

▪

One bedroom units are most common at traditional fractional resorts, while two-bedroom units are most common at HFI and PRC resorts. Among other resorts selling in 2004, traditional fractional units averaged 1,670 square feet, HFI’s 2,500 square feet, and PRC’s 1,740 square feet. PRC units tend to be smaller than HFI units due to locations featuring exceptionally high land values and/or construction costs.

▪

Seven out of ten active fractional resorts reports affiliation with an external exchange company. In addition, many resorts offer internal exchange through a club or private relationship between independent developers. Rental and resale programs are offered by more than half of all active resorts.

HFI and PRC Owners

▪

HFI and PRC owners tend to be married, empty-nesters in their mid to earlier fifties. Owners are very affluent, as 45.4% report a household income of $500,000 or more. Many hold membership in a country club (55%), and own some other form of vacation property in addition to their fractional interest.

▪

The vast majority of owners report being satisfied with their fractional interest (92.7%). This includes 71.2% that are “very” satisfied and 21.5% that are “somewhat” satisfied. In addition more than 9 out of 10 owners either already have recommended fractional ownership to a friend or relative, or are willing to do so.

▪

The most important purchase motivations, as reported by owners are: (1) location of the resort; (2) quality of finishes and furnishings; and (3) extent of on-site amenities and activities. The most important purchase hesitations are: (1) worry that they may not always receive their preferred time or home; (2) concerns about ability to resell; and (3) annual dues and maintenance fees.

Partners

Brues Y Fernandez

ZAG has signed a contract in March of 2007 with the Spanish construction company Brues Y Fernandez which contract contains a non-binding commitment to build the complete project and to supply part of the financing for the construction.

The Brues Y Fernandez Group is the general construction contractor for the project in Costa Rica. Its international experience is combined by personal commitment reflected in the willingness to share in the construction financing and contribute liability capital to obtain construction loans. The Brues Y Fernandez Group has substantial international experience, particularly in South America. As with all the cooperation partners, it has experience in similar projects and a wide range of references guaranteeing services of the highest quality.

Wimberly Allison Tong & Goo

ZAG is currently in midst of the project development. ZAG was able to contract the world’s leading corporations for design, development and management for luxury Hotels and Resorts

Wimberly Allison Tong & Goo is an international architect firm based in England and the United States and will be taking on general architectural responsibility for the Costa Rica project. Over the last 50 years, Wimberly Allison Tong & Goo has established itself as leading design consultant and developer in the hospitality, leisure and entertainment industries with project experience in over 130 countries. Apart from various awards and prizes for international architectural services, the firm can boast highly regarded projects in the field of hospitality realization that amply demonstrate both its high creative and technical competence.

Gettys

Gettys is a global design firm specializing in interior design, interior architecture and procurement services for the hospitality industry, headquartered in Chicago, Illinois with offices in Miami, Irvine, and Hong Kong.

With nearly twenty years of experience in hotel design, Gettys is committed to providing sustainable design, an extensive portfolio of projects represents a diverse selection of hotel design and resort design project– from the Americas to the Caribbean and Asia   - with complex architecture, notable surroundings, and subtle project nuances makes Gettys an ideal, seasoned partner on any hospitality design project

The Hotel of Tomorrow (H.O.T) Project is a groundbreaking initiative of Gettys. An exclusive think-tank, the H.O.T. Project seeks to conceptualize the future of the hospitality industry and foster the spirit of innovation through collaboration.

Ossenbach Pendones & Bonilla S.A.

As the operative architect firm in Costa Rica, Ossenbach Pendones & Bonilla S. A. is locally responsible for implementing Wimberly Allison Tong & Goo's plans. ZAG is pleased to have signed up Ossenbach Pendones & Bonilla S. A., in particular Mr. C. Ossenbach, because this architect firm with its 30-year track record has already completed such projects as a cooperation partner for an internationally recognized agency and enjoys an outstanding reputation in its own country.

Amstein + Walthert AG

The engineering company Amstein + Walthert AG will be responsible for installing the high-performance building plant and in addition act as the quality controller for the Costa Rica resort and no doubt in future projects as well. Amstein + Walthert AG is one of the largest engineering companies in Switzerland; internationally awarded and renowned for its outstanding engineering services, which cover practically every aspect of construction including solar energy, geothermal energy and building plant.

Isselbaecher Food Service Equipment GmbH

Isselbaecher Food Service Equipment GmbH will be responsible for kitchen planning and construction in the Costa Rica project, but probably also for other projects to follow. This is such a crucial issue that ZAG is not prepared to put it in the hands of architects or general contractors, but wants to avail itself of the expertise of a specialist so that the demands of an international 5-star plus hotel operator can be satisfied. Since 1970, Isselbaecher Food Service Equipment GmbH has been the outstanding and competent contact worldwide for planning and implementing large-kitchen projects of all kinds, such as in hotels, restaurants, bistros, schools and universities and also hospitals etc.; a long reference list underscores the required experience.

Montejo & Associates

The law firm Montejo & Associates has been engaged by ZAG to handle all the legal aspects in conjunction with the acquisition of the site in Costa Rica and its development, in particular with respect to the envisaged use of running a hotel and also the commercial prominence of the project. Montejo & Associates is further contracted to support ZAG in obtaining building permission.

Montejo & Associates was established in 1987, and is primarily devoted to real estate matters. The owner, Andrés Montejo, is an attorney-at-law and notary public and was a President of the National Housing and Urban Development Institute. Apart from that, he taught property and ownership law (for over ten years) as a professor at the University of Costa Rica. The law firm specializes and has proven expertise in the areas of importance for ZAG: Residential Condominiums, Urban Development, Tourist Development, Tourist Concessions, Marine Costal Zone, Mortgages, Property Purchase, Houses and Buildings, Negotiation, Due Diligence, Property Survey, Purchase-Sale Agreements, Escrow Services, Title Transfers and Guaranties.

Tourist Demographics – Costa Rica

▪	Since 1998 until 2005 the number of tourists visiting Costa Rica has almost doubled.

▪	Costa Rica is being considered as one of the most attractive tourism destinations worldwide.

▪	The demand for new hotel rooms is increasing per year at least by 4%.

▪	The yearly growth of Costa Rica’s tourism industry is 6.6%.

▪	The “Plan Nacional de Turismo” (2002 – 2012) is expecting an average of 2.5 million tourists and an additional demand for accommodation facilities of 49,000 rooms by 2012 (2005: 32,000).

▪	Over 60% of tourists’ come from the U.S. and Canada. The balance comes from Europe (approx. 30%), South America and the Caribbean (10%).

Governmental and Environmental Regulation

ZAG’s operations are subject to a variety of national, federal, state and local laws, rules and regulations relating to, among other things, worker safety and the use, storage, discharge and disposal of environmentally sensitive materials.

ZAG believes that it is in compliance in all material respects with all laws, rules, regulations and requirements that affect its business. Further, ZAG believes that compliance with such laws, rules, regulations and requirements do not impose a material impediment on its ability to conduct business.

Competition

Efforts to establish an affiliation of luxury tourist real estate developments that offer fractional ownership are fragmented and very competitive. Although ZAG does not believe that it will compete directly with any other programs due to its novel approach, ZAG does believe that it will compete indirectly with a number of companies, both private and public, that are active in developing and promoting fractional ownership in tourist destinations. Many of these competitors, such as “Exclusive Resorts”, “Four Seasons” and “St. Regis” are substantially larger and better funded than ZAG with significantly longer histories of real estate development.

Nonetheless, ZAG believes that competition in the development of luxury real estate properties that cater to the hospitality industry is based principally on the following factors:

▪	the location of the development;
▪	the level of service offered;
▪	the terms of fractional ownership offered;
▪	the preferential treatment of clients; and
▪	the reputation of the business.

ZAG anticipates that, as its business develops that it will respond successfully to these considerations.

Further, ZAG believes that it has certain distinctive competitive advantages over all or many of its competitors that will enable it to progress the development of ZAG’s plan of operation. The advantages include:

▪	the location of its initial Costa Rican project;
▪	client privileges;
▪	environmental integrity; and
▪	the willingness of ZAG’s project managers to consider joint venture relationships with third parties to maximize resources in real estate development.

All of these factors in combination with the dedication of ZAG’s personnel will enable it to be competitive in offering fractional ownership of luxury real estate dedicated to the hospitality industry.

Marketability

The products to be sold by ZAG, fractional ownership interests in luxury real estate and private club memberships within the hospitality industry, are purchased by a diverse array or buyers within an established market place. The market for fractional ownership opportunities can be sourced on a world wide basis. Fractional interest sales totaled approximately $1,075 million worldwide during 2004. Included in the total are $625 million in developer sales volume of fractional interests and $450 million in sales volume of destination clubs. This represents a substantial increase over 2003, when fractional interest developers sold an estimated $373 million in new fractional interests and destination clubs sold $140 million in memberships. A continuous market growth of over 30% per year (average) is expected for the next 10 years.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

ZAG currently has some patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Marketing and Advertising Methods

ZAG intends to recruit or mandate third party expertise to help marketing and selling its two hospitality related products. The first phase of ZAG’s marketing efforts will be focused on the marketing and sale of fractional interests in the Papagayo Princess Resort & Spa Hotel. Professional support for this endeavour is currently being evaluated and once a marketing partner is appointed remuneration will primarily be based on success. The second phase of ZAG’s marketing efforts will focus on letting the management of hotel operations to a reputable international hotel management company.

Dependence on Major Customers or Suppliers

ZAG has no significant dependences on major customers or suppliers in connection with either the planning or construction of the Papagayo Princess Resort & Spa Hotel or the marketability of its hospitality products.

Research and Development

ZAG has spent no amounts on research and development activities due to the nature of its business.

Employees

ZAG is a development stage company and currently has 5 employees. ZAG’s management uses consultants, attorneys, and accountants to assist in the conduct of its business

Risk Factors

ZAG’s operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they will adversely affect our operations, business, financial condition and/or operating results as well as the future trading price and/or value of our securities.

ZAG’s limited operating history; anticipated losses; uncertainly of future results.

ZAG was organized in 2001 and has no operating history upon which an evaluation of its business and prospects can be based. ZAG’s prospects must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the acceptance of its business model.

ZAG will be incurring costs to develop its luxury real estate and hospitality business. There can be no assurance that ZAG will be profitable on a quarterly or annual basis. In addition, as ZAG expands its business operations it will likely need to increase its operating expenses and increase its administrative resources. To the extent that such expenses are not subsequently followed by commensurate revenues, ZAG’s business results of operations and financial condition would be materially adversely affected.

ZAG has an historical record of losses which may continue.

ZAG reported operating losses for the fiscal year ended December 31, 2006 of $3,738,864 and operating losses for the fiscal quarter ended June 30, 2007 of $918,630. The historical record indicates that ZAG has not realized revenue from its efforts and cannot provide us with any certainty that revenue is forthcoming or that revenue would be sufficient to support operations. The sum of these indicators creates uncertainty as to whether ZAG will ever transition from losses to profits. Should ZAG continue to incur losses it would be unable to meet its working capital requirements which inability would stifle operations.

Need for additional financing.

ZAG has no revenue from operations and therefore is not able to meet operating costs. As such, the Corporation will need to raise capital within the next twelve months to implement ZAG’s plan of operation. However, there can be no assurance that the Corporation will be able to raise the required capital or that any capital raised will be obtained on favourable terms. Failure to obtain adequate capital would significantly curtail ZAG’s business.

Unpredictability of future revenues; potential fluctuations in ZAG’s operating results.

Since ZAG has no history of generating revenues within the niche luxury real estate market in which it intends to compete, it is unable to forecast revenues accurately. ZAG’s current and future expense levels are based largely on its own investment/operating plans and estimates of future revenue. ZAG may be unable to adjust spending to compensate for any unexpected revenue shortfall or delay. Accordingly, any significant shortfall or delay in revenue in relation to ZAG’s planned expenditures would have an immediate adverse affect on its business, financial condition, and results of operations.

Dependence on key personnel.

ZAG’s performance and operating results are substantially dependent on the continued service and performance of its managers, officers, and directors. ZAG intends to hire additional management personnel as they move forward with their business model. Competition for such personnel is intense, and there can be no assurance that ZAG can retain its key management employees, or that it will be able to attract or retain highly qualified technical personnel in the future. The loss of the services any of ZAG’s key employees or the inability to attract and retain the necessary management personnel could have a material adverse effect upon its business.

Unproven acceptance of ZAG’s approach to offering fractional ownership of luxury real estate.

Although the concept of fractional ownership of luxury real estate is not new to the hospitality industry, ZAG’s plan of operation incorporates proven traditional elements of fractional ownership with unproven concepts yet to be offered. As a result, ZAG does not know with any certainty whether its services and/or products will be accepted within the hospitality marketplace. If ZAG’s services and/or products prove to be unsuccessful within the marketplace, such failure could materially adversely affect ZAG’s financial condition, operating results, and cash flows.

Reports to Security Holders

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

MANAGEMENT’S PLAN OF OPERATION

This Management's Plan of Operation and Results of Operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as "anticipates," "expects," "believes," "plans," "predicts," and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the subsections entitled "Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition" below and the subsection entitled "Risk Factors" above. The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included by reference in this report. All information presented herein is based on the period ended June 30, 2007 and year ended December 31, 2006.

General

ZAG’s plan of operation over the next year is to focus on the final development and construction of the Papagayo Princess Resort & Spa Hotel in Guanacaste, Costa Rica, which objective will require at least $10,000,000 in funding over the next 12 months. ZAG expects that these funds will be made available from the pre-sale of fractional ownerships in the project and debt or equity financings as required.

ZAG intends to invest approximately $120 million into the completion of the SunVesta Papagayo Princess Resort & Spa Hotel and the necessary infrastructure. ZAG will initiate sales of fractional ownership contracts during the first quarter 2008. Total net proceeds from fractional ownership sales are expected to exceed the investment amount.

Results of Operations

During the period ended June 30, 2007 and the year ended December 31, 2006 ZAG has been involved in a series of private debt and equity financings, identifying prospective sites for the construction of its initial luxury hotel and private residence club, and finalizing the purchase of the land while engaging an international team of designers, builders and related professionals to oversee the project. ZAG did not receive any revenues from our continuing operations. Since ZAG is in the development stage with no history of generating revenue, we cannot determine whether it will ever generate revenue from operations.

Net Losses

For the period from January 1, 2005, inception of development stage, until June 30, 2007, ZAG incurred a net loss of $6,097,776. Net losses for the three month period ended June 30, 2007 were $918,630 as compared to $427,899 for the three months ended June 30, 2006. Net losses for the six months ended June 30, 2007 were $1,714,945 as compared to $641,847. ZAG’s net losses in the current three and six month periods are primarily attributable to general and administrative expenses. General and administrative expenses include financing costs, accounting costs, consulting fees, leases, employment costs, and professional fees.

ZAG expects to continue to incur losses through the year ended 2007.

Income Tax Expense (Benefit)

ZAG has a prospective income tax benefit resulting from a net operating loss carryforward and start up costs that will offset any future operating profit.

Impact of Inflation

ZAG believes that inflation has had a negligible effect on operations since inception.

Capital Expenditures

ZAG expended a significant amount on capital expenditures in connection with the purchase of land that includes a concession to build a hotel and private residence club in Costa Rica, for the period from January 1, 2005 to June 30, 2007.

Liquidity and Capital Resources

As of June 30, 2007, ZAG had current assets totaling $95,679 and a working capital deficit of $11,604,051. These assets consist of cash on hand of $50,173 and deposits of $45,506. Net stockholders' deficit in ZAG was $5,604,527 at June 30, 2007. ZAG is in the development stage and, since inception, has experienced significant changes in liquidity, capital resources and stockholders’ equity.

Cash flow used in operating activities was $3,604,181 for the period from inception of development stage to June 30, 2007. Cash flow used in operating activities for the six month period ended June, 2007 was $1,653,400 as compared to $2,017,017 for the six months ended June 30, 2006. The decrease in cash flow used in operating activities in the current six month period was due primarily to a decrease in other current assets.

Cash flow used in operating activities was $1,950,781 for the period from January 1, 2005 to December 31, 2006. During 2006, cash flow used in operating activities was $1,822,300.

Cash flow provided by financing activities was $10,402,954 for the period from January 1, 2005 to June 30, 2007. Cash flow provided by financing activities for the six month period ended June 30, 2007 was $5,914,639 as compared to $2,457,780 for the six months ended June 30, 2006. Cash flow provided by financing activities in the current six month period can be attributed to proceeds from a deposit on stock, the sale of securities and advances from related parties.

Cash flow provided by financing activities was $4,488,315 for the period from January 1, 2005 to December 31, 2006. During 2006, cash flow provided from financing activities was $3,488,872.

Cash flows used in investing activities was $6,748,598 for the period from January 1, 2005 to June 30, 2007. Cash flow used for investing activities for the six month period ended June 30, 2007 was $4,311,045 as compared to $510,763 for the six months ended June 30, 2006. Cash flow used in investing activities in the current six month period can be attributed primarily to payments against the purchase price for Richland. The final payment of $ 300,000 (plus interest and closing costs) that caused ZAG to acquire Richland as a wholly owned subsidiary was paid in September of 2007

Cash flows used in investing activities was $2,437,553 for the period from January 1, 2005 to December 31, 2006. During 2006 cash flow used in investing activities was $1,673,192.

ZAG’s current assets are insufficient to conduct its plan of operation over the next twelve (12) months and it may have to seek debt or equity financing to fund operations in addition to the sale of fractional ownership interests in the SunVesta Papagayo Princess Resort. ZAG has no current commitments or arrangements with respect to, or immediate sources of funding. Further, no assurances can be given that funding will be available to ZAG on acceptable terms. ZAG’s stockholders would be the most likely source of new funding in the form of loans or equity placements though none have made any commitment for future investment and it has no agreement formal or otherwise. ZAG’s inability to obtain funding would have a material adverse affect on its plan of operation.

ZAG has no current plans for the purchase or sale of any plant or equipment.

ZAG has no current plans to make any changes in the number of employees.

Off Balance Sheet Arrangements

As of June 30, 2007, ZAG had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Critical Accounting Policies

In the notes to the audited consolidated financial statements for the year ended December 31, 2006, ZAG discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position. ZAG believes that the accounting principles utilized by it conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, ZAG evaluates its estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. ZAG bases its estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Stock-Based Compensation

On January 1, 2006, ZAG adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. ZAG uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. ZAG has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006, the first day of our fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, ZAG had no employee stock-based compensation plans.

ZAG accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on ZAG’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on ZAG’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the ZAG's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on ZAG's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. ZAG is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. ZAG is currently assessing the impact of SFAS No. 159 on our financial position and results of operations.

Forward Looking Statements and Factors That May Affect Future Results and Financial Condition

The statements contained in the section titled Plan of Operation, with the exception of historical facts, are forward looking statements within the meaning of Section 27A of the Securities Act. A safe-harbor provision may not be applicable to the forward looking statements made in this prospectus because of certain exclusions under Section 27A (b). Forward looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

▪	ZAG’s anticipated financial performance and business plan;
▪	the sufficiency of existing capital resources;
▪	ZAG’s ability to raise additional capital to fund cash requirements for future operations;
▪	uncertainties related to ZAG’s future business prospects;
▪	the ability of ZAG to generate revenues to fund future operations;
▪	the volatility of the stock market and;
▪	general economic conditions.

ZAG wishes to caution readers that its operating results are subject to various risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled “Risk Factors” included elsewhere in this report. ZAG also wishes to advise readers not to place any undue reliance on the forward looking statements contained in this report, which reflect its beliefs and expectations only as of the date of this report. ZAG assumes no obligation to update or revise these forward looking statements to reflect new events or circumstances or any changes in its beliefs or expectations, other than is required by law.

Going Concern

Due to the uncertainty of ZAG’s ability to meet its current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended December 31, 2006, ZAG’s independent auditors included an explanatory paragraph regarding concerns about ZAG’s ability to continue as a going concern. ZAG’s financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by its independent auditors.

ZAG’s ability to continue as a going concern is subject to its ability to realize a profit and/or obtain funding from outside sources. Management’s plan to address ZAG’s ability to continue as a going concern, include: (a) obtaining funding from private placement sources; (b) obtaining additional funding from the sale of the Corporation’s securities; (c) generating revenue through the sale of fractional ownership interests in the SunVesta Papagayo Princess Resort and (d) obtaining loans and grants from various financial institutions, where possible. Although management believes that we will be able to obtain the necessary funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

DESCRIPTION OF PROPERTY

ZAG leases 400 square meters of office space for which it pays approximately $7,200 on a monthly basis. The term of the lease is due to expire in September, 2010. Management does not believe that ZAG will need to obtain additional office space at any time in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation’s common stock as of September 25, 2007, with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of our common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. As of September 25, 2007, there were 22,400,009 shares of common stock issued and outstanding.

Title of Class	Name and Address	Shares	% of Class
Common	Thomas Meier CEO, CFO,PAO and director Ausser Vollikon 248, CH-8132 Egg / ZH Switzerland	630,000	2.81%
Common	Stephan Berndt, director Schlossbergstrasse 6, CH-8630 Ruti / ZH Switzerland	0	0%
Common	Behrami Holdings S.A. Jasmine Court 35A, Regent Street P.O. Box 1777, Belize City, Belize	2,835,000	12.66%
Common	Tukay Turan Zuercherstrasse 40, Schlieren CH-8952 Switzerland	2,324,700	10.38%
Common	All executive officers and directors as a group (2)	630,000	2.81%

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Corporation’s officers and directors who will serve until the next annual meeting or until their successors are elected or appointed and qualified, are as follows:

Name	Age	Position(s) and Office(s)
Thomas Meier	37	Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director
Stephan Berndt	36	Director

Thomas Meier, born December 11, 1969, Swiss citizen, President of ZAG’s Administrative Board.

Thomas Meier studied law at Zürich University and received his Zürich attorney license in 2000. He also attended part-time management and leadership courses. He is currently enrolled in the part-time Executive MBA Program at Zürich University.

Thomas Meier also worked at Zürich District Court, where from 1999 he was a staff and line manager responsible for a court division with some 70 employees. He served as a judge sitting alone to try civil and criminal law cases and for international mutual assistance in civil matters. In 2005 and 2006 he practised as an attorney in a larger commercially oriented, international law firm in Zürich. Between 1996 and 2003 he and a business partner operated a consulting company in the fitness, spa and wellness industry. For a few years Thomas Meier was also legal consultant to the Swiss Bob, Luge and Skeleton Association.

Thomas Meier has a high level of leadership and social competence. He also has broad knowledge and a wealth of experience in business and business law.

Stephan Berndt, born on December 29, 1970, Swiss citizen.

Stephan Berndt is a trustee and completed his training as an expert in finance and accounting holding a Swiss federal certificate. After various training and development courses, inter alia to qualify as a Swiss Bank Association financing coach, he is now studying law part time.

He worked for IBM and larger Swiss industrial corporations, before becoming independent. He has been involved in retail and service ventures and also holds corresponding Administrative Board posts. For about 10 years he was a part-time lecturer at various commercial colleges at diploma level. He also examines bookkeepers on behalf of the Swiss Commercial Association.

Stephan Berndt was inter alia a member of the executive authority for where he lived. He was able to put his detailed knowledge to good use in his position as chief financial officer and also as chief health officer.

Stephan Berndt has sound know-how and wealth of experience in accounting and controlling.

Involvement in Certain Legal Proceedings

During the past five years, none of the Corporation’s directors, executive officers, promoters, or control persons, or nominees has been:

▪

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

▪	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
▪

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

▪	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Number of Board Meetings

During the year ended December 31, 2006 and the six month period ended June 30, 2007, our board of directors had no meetings. However, our sole director during that period did approve numerous board resolutions.

Security Holder Communications with the Board of Directors

The board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact the board of directors, or, when we have more than one director, any of the members of the board of directors, by mail or electronically. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Secretary” at SunVesta, Inc. Zugerstrasse 76b, CH-6341-Baar, Switzerland.

.

.

All communications received as set forth in the preceding paragraph will be opened by the Corporation’s Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the board of directors will be forwarded promptly to the addressee. In the case of communications to the board of directors or any group or committee of directors, the Corporation’s Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Policy With Regard to Board Members’ Attendance at Annual Meetings

Our policy is that members of the board of directors are invited and encouraged to attend the Corporation’s annual meetings. The Corporation had no annual meeting during the year ended December 31, 2006 or during the six month period ended June 30, 2007. However, the Corporation did hold a special meeting of our shareholders on August 10, 2007.

Board of Directors Committees

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Corporation will be required to establish an audit committee.

The board of directors has not yet established a nominating committee because the board of directors has determined that the board of directors, consisting of only two individuals, can efficiently and effectively fulfill this function by using a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Corporation’s stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Corporation in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the board of directors through current members of the board of directors, professional search firms and other persons. In evaluating potential candidates, the board of directors takes into account a number of factors, including among others, the following:

▪	independence from management;
▪	whether the candidate has relevant business experience;
▪	judgment, skill, integrity and reputation;
▪	existing commitments to other businesses;
▪	corporate governance background;
▪	financial and accounting background, to enable the board of directors to determine whether the candidate would be suitable for audit committee membership; and
▪	the size and composition of the board of directors.

The Corporation plans to establish a nominating committee once more than three directors have been appointed or elected to the board. At such time, the nominating committee will develop a charter.

Board of Directors Compensation

Directors received no compensation for their services as directors in 2006.

CODE OF ETHICS

The Corporation has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Corporation’s Code of Ethics is available in print, at no charge, to any security holder who requests such information by contacting the Corporation.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation, the Corporation is not aware of any individuals or entities who during the period ended December 31, 2006 were directors, officers, or beneficial owners of more than ten percent of the common stock of the Corporation, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of the Corporation’s compensation program is to provide compensation for services rendered by our sole executive officer. The Corporation’s single salary is designed to retain the services of our executive officer. Salary is currently the only type of compensation used in our compensation program. We use this form of compensation because we feel that it is adequate to retain and motivate our executive officer. The amount we deem appropriate to compensate our executive officer is determined in accordance with market forces; we have no specific formula to determine compensatory amounts at this time. While we have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives, we may expand our compensation program to any additional future employees to include options and other compensatory elements.

Table

The following table provides summary information for the years 2006, 2005, and 2004 concerning cash and non-cash compensation paid or accrued by the Corporation to or on behalf of (i) the chief executive officer and (ii) any other employee to receive compensation in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Thomas Meier, CEO, CFO, PAO, and director*	2006 2005 2004	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Henry Dattler CEO, CFO, PAO, and director**	2006 2005 2004	- - -	- - -	- - -	- - -	- - -	- - -	- 283,950 348,600	- 283,950 348,600
Marc Gurov former CFO, PAO, and director***	2006 2005 2004	- 80,013 119,520	- - -	- - -	- - -	- - -	- - -	- - -	- 80,013 119,520

*	Appointed to executive positions on August 27, 2007.
**	Resigned position on the board of directors and executive positions on August 27, 2007. Consulting and management fees paid to a company controlled by Henry Dattler.
**	Resigned on October 13, 2006

The Corporation has no “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Deferred Compensation”. Nor does the Corporation have any “Post Employment Payments” to report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director or executive officer of the Corporation, owner of five percent or more of the Corporation’s outstanding shares, or member of their immediate family, has entered into any reportable, related transaction during the last two years except as follows:

On August 27, 2007, the Corporation issued 630,000 shares of common stock to Thomas Meier in exchange for 18,000 shares of ZAG pursuant to the terms and conditions of Agreement dated June 19, 2007.

On February 1, 2006, Sunvesta Projects & Management AG, a wholly owned operating subsidiary of ZAG, entered into an employment agreement with Thomas Meier, our chief executive officer and one of our directors with a compensation package that includes a salary of $160,000 in 2007, an annual bonus and fringe benefits that include a car and continuing education expenses.

DESCRIPTION OF SECURITIES

Common Stock

The Corporation is the sole shareholder of 100% of the shares of ZAG.

As of September 25, 2007, there were 73 stockholders of record holding a total of 22,400,009 shares of the Corporation’s common stock of the 200,000,000 common shares authorized. The par value of the preferred stock is $0.01. The board of directors believes that the number of beneficial owners is substantially greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

There are no authorized preferred shares of ZAG.

As of September 25, 2007, there were no shares issued and outstanding of the 50,000,000 shares of preferred stock authorized. The par value of the preferred stock is $0.01 per share. The Corporation’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors.

Transfer Agent and Registrar

The Corporation’s transfer agent and registrar is Ron Harrington at Standard Register & Company, Inc., 12528 South 1840 East, Draper, Utah 84020 (801) 571-8844.

PART II

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

The Corporation’s common stock is quoted on the Over the Counter Bulletin Board, a service maintained by the National Association of Securities Dealer, Inc. under the symbol “SVSA.” Trading in the common stock over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The Corporation effected a 50.1 reverse split on August 27, 2007. The high and low bid prices for the common stock for the quarters ended June 30 and March 31, 2007, and each quarter of the years ended December 31, 2006 and 2005 are as follows:

YEAR	QUARTER ENDED	HIGH	LOW
2007	June 30	$0.06	$0.01
	March 31	$0.04	$0.03
2006	December 31	$0.06	$0.01
	September 30	$0.02	$0.01
	June 30	$0.04	$0.01
	March 31	$0.03	$0.01
2005	December 31	$0.04	$0.01
	September 30	$0.75	$0.01
	June 30	$0.86	$0.41

March 31	$0.55	$0.38

Dividends

ZAG has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the shareholders and will depend on ZAG’ earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit ZAG’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

LEGAL PROCEEDINGS

ZAG is currently not a party to any legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ZAG has had no changes in or disagreements with its accountants as to accounting or financial disclosure over the two most recent fiscal years.

RECENT SALES OF UNREGISTERED SECURITIES

On June 1, 2005 Zypam Ltd. acquired 100% of the shares of ZAG Holding AG from Rovisa Trading AG for aggregate consideration of $507,171of which $26,440 was cash consideration.

In January, 2006 Zypam Ltd. sold 588,000 shares of ZAG to 18 individuals and entities for cash consideration of $0.038 a share as follows:

NAME	NUMBER OF SHARES	CONSIDERATION
Tokay Turan	66,420	$0.038
Tayva Establishment	29,520	$0.038
Nimara Financial Corp.	29,460	$0.038
Peralba Enterprises Corp.	27,000	$0.038
Kobila Commercial Corp.	27,600	$0.038
Behrami Holding S.A.	81,000	$0.038
Logaina Real Estate, Inc.	25,200	$0.038
Pepe Ltd.	29,460	$0.038
HTV Aktiengesellschaft	18,000	$0.038
Viridium Business Ltd.	23,760	$0.038
Deresa Overseas Ltd.	29,700	$0.038
Saffran Group Ltd.	29,880	$0.038
Ksiga Real Estate & Finance (Int.) Ltd.	29,940	$0.038
Jerag Property S.A.	52,800	$0.038
Chocura Real Estate, Inc.	28,680	$0.038
Teejay Marketing Ltd.	29,580	$0.038
Thomas Meier	18,000	$0.038
White Board Business S.A.	12,000	$0.038

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Indemnification of directors is permitted under Swiss law and not limited by the ZAG's articles of incorporation or bylaws. Swiss law has no provision for the indemnification of officers.

Article XII of the Corporation’s Articles of Incorporation permit us to indemnify and hold harmless our officers and directors against any and all liability, loss and expense incurred in conducting our business when such action is in the best interests of the Corporation.

Title XXXVI Business Organizations, Chapter 607 Corporations of the Florida Statutes permits a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation understands that in the opinion of the Commission, that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART F/S

See “Item 9.01 Financial Statements and Exhibits” below.

PART III

See “Item 9.01 Financial Statements and Exhibits” below.

Item 3.02	Unregistered Sales of Equity Securities

On August 27, 2007 the board of directors of the Corporation authorized the issuance of 21,000,000 shares of restricted common stock to 19 holders of ZAG Holding AG, as detailed in the table presented below, issued by in exchange for the 600,000 shares of common stock representing all of the outstanding ownership of ZAG. The Corporation relied on the exemption provided by Regulation S of the Securities Act of 1933, as amended. No sales commissions were paid in connection with this transaction.

NAME	SHARES	EXEMPTION
Tokay Turan	2,324,700	Regulation S
Tayva Establishment	1,033,200	Regulation S
Nimara Financial Corp.	1,031,100	Regulation S
Peralba Enterprises Corp.	945,000	Regulation S
Kobila Commercial Corp.	966,000	Regulation S
Behrami Holding S.A.	2,835,000	Regulation S
Logaina Real Estate Inc.	882,000	Regulation S
Zypam Ltd.	420,000	Regulation S
Pepe Ltd.	1,031,100	Regulation S
HTV Aktiengesellschaft	630,000	Regulation S
Viridium Business Ltd.	831,600	Regulation S
Deresa Overseas Ltd.	1,039,500	Regulation S

NAME	SHARES	EXEMPTION
Saffran Group Ltd.	1,045,800	Regulation S
Ksiga Real Estate & Finance (Int.) Ltd.	1,047,900	Regulation S
Jerag Property S.A.	1,848,000	Regulation S
Chocura Real Estate Inc.	1,003,800	Regulation S
Teejay Marketing Ltd.	1,035,300	Regulation S
Thomas Meier	630,000	Regulation S
White Board Business S.A.	420,000	Regulation S

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The distribution compliance period for shares sold in reliance on Regulation S is one year.

The Corporation complied with the requirements of Regulation S by having no directed selling efforts made in the United States, by selling only to a limited number of offerees who were outside of the United States at the time the share exchange was negotiated, and ensuring that the offerees are non-U.S. persons with addresses in foreign countries.

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT

On August 27, 2007, the Corporation effected a 50:1 reverse split of outstanding common shares and then issued 21,000,000 new shares to the shareholders of ZAG Holdings AG. The consolidation of outstanding shares and the subsequent dilution of our existing shareholders on closing the Agreement constituted a change of control of the Corporation. Shareholders existing prior to the acquisition of ZAG retain approximately 6.25% of our currently outstanding shares whereas the previous shareholders of ZAG have acquired approximately 93.75% of the Corporation. Additionally, on closing of the Agreement our sole officer and director resigned and two new directors, elected by our shareholders, assumed their respective positions on board of directors that subsequently appointed new officers to manage the Corporation’s business.

Change of Control Information

Although the Corporation carried on as a small business, we were a “shell company,” as defined in Rule 12b-2 of the Exchange Act, prior to the change of control and acquisition of ZAG. Therefore, in accordance with paragraph (a)(8) of Item 5.01 of Form 8-K, we are required to provide the information that would be required if we were filing a Form 10-SB registration statement under the Exchange Act. Reference is made to the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

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ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On June 18, 2007, the Corporation’s board of directors approved certain amendments to its Articles of Incorporation, recommending to our shareholders that the name of the Corporation be changed to “SunVesta, Inc.” and that the number of authorized preferred shares should be increased to 50,000,000 par value $0.01. On August 10, 2007 shareholders representing a majority of our outstanding common stock voted to amend our articles of incorporation to change the Corporation’s name to SunVesta, Inc. and to increase the number of authorized preferred shares to 50,000,000 par value $0.01. The amendments have been filed with the Secretary of State of the State of Florida.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Pursuant to the acquisition of ZAG, as disclosed in Item 2.01 of this current report, the Corporation ceased being a shell company on August 27, 2007. Reference is made to the disclosures set forth in Item 2.01 of this current report, which disclosures are incorporated herein by reference.

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ITEM 9.01	Financial Statements and Exhibits

Financial Statements

The financial tables and notes for ZAG as well as the Corporation’s pro forma disclosure that are attached hereto should be read together with ZAG’s “Plan of Operation” and “Results of Operations”. The financial data for the years ended December 31, 2006 and 2005 is comprised of audited financial statements. The financial data for the three and six months ended June 30, 2007 is comprised of unaudited, interim financial statements. The Corporation’s pro forma’s are unaudited.

Financial Statements and Pro Forma Financial Information

ZAG’s Financial Statements for the unaudited periods ended June 30, 2007 and 2007

ZAG’s Financial Statements for the audited periods ended December 31, 2006 and 2007

The Corporation’s Pro Forma Financial Information – period ended June 30, 2007

The Corporation’s Pro Forma Financial Information – period ended December 31, 2006

Exhibits

The following exhibits are filed herewith or incorporated by reference:

Exhibit	Page
No.	No.	Description

3(i)(a)	* Articles of Incorporation of the Corporation (incorporated by reference from the Form 10-SB filed with the Commission on December 31, 1999).
3(i)(b)	* Amended Articles of Incorporation of the Corporation (incorporated by reference from the Form 10-KSB filed with the Commission on April 9, 2003).
3(i)(c)	* Amended Articles of Incorporation of the Corporation (incorporated by reference from the Form 10-QSB filed with the Commission on November 17, 2003).
3(i)(d)	attached	Amended Articles of Incorporation of the Corporation
3(ii)(a)	* Bylaws of the Corporation (incorporated by reference from the Form 10-SB filed with the Commission on December 31, 1999).
3(ii)(b)	* Amended Bylaws of the Corporation (incorporated by reference from the Form 10-QSB filed with the Commission on November 17, 2003).
10(i)	* Debt Settlement Agreement dated May 5, 2005 between the Corporation and Henry Dattler (incorporated by reference from the Form 10-QSB filed with the Commission on August 12, 2005).
10(ii)

*   Securities Exchange Agreement and Plan of Exchange dated June 18, 2007 between the Corporation and ZAG Holdings AG (incorporated by reference from the Form 8-K filed with the Commission on June 21, 2007).

10(iii) attached	Purchase and Sale Agreement between ZAG Holding AG and Trust Rich Land Investments, Mauricio Rivera Lang dated May 1, 2006 for the acquisition of Rich Land Investments Limitada.
14	* Code of Ethics adopted March 1, 2004 (incorporated by reference from the 10KSB filed with the Commission on April 14, 2004).
20

*   Information Statement dated August 1, 2005 in connection with the “spin-off” of OPENLiMiT AG to the Corporation’s stockholders (incorporated by reference from the Form 8-K filed with the Commission on August 8, 2005).

99(i) attached	ZAG’s Financial Statements for the unaudited periods ended June 30, 2007 and 2006.
99(ii) attached	ZAG’s Financial Statements for the audited periods ended December 31, 2006 and 2005.
99(iii) attached	Pro Forma Financial Information (unaudited) for the periods ended June 30, 2007 and 2006.

99(iv) attached	Pro Forma Financial Information (unaudited) for the periods ended December 31, 2006 and 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNVESTA, INC.	Date

By: /s/ Thomas Meier	September 25, 2007

Name: Thomas Meier

Title:	Chief Executive Officer